EXHIBIT 23.2



September 18, 1996



MasTec Inc.
3155 N.W. 77th Avenue
Miami, Florida 33122
United States

Attention:  Mrs. Carmen Sabater

Dear Sirs,

We consent to the inclusion in this registration statement of Form S-3 of our report, dated February 26, 1996, on our audits of the consolidated financial statement of Sintel, S.A. and subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts":

Yours faithfully,

ARTHUR ANDERSEN


/s/ JUAN RAMIREZ-AGUERO